                                                                    Exhibit 99.2

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following table presents comparative historical per share data regarding the net earnings (loss), book value and dividends of each of HP and Compaq and unaudited combined pro forma per share data after giving effect to the merger as a purchase of Compaq by HP assuming the merger had been completed on November 1, 2000. The following data assumes 0.6325 of a share of HP common stock will be issued in exchange for each share of Compaq common stock in connection with the merger and the assumption of options based upon the same exchange ratio. This data has been derived from and should be read in conjunction with the unaudited pro forma condensed combined consolidated financial statements contained herein and the separate historical consolidated financial statements and accompanying notes of HP contained in HP's Annual Report on Form 10-K for the period ended October 31, 2001 and of Compaq contained in Compaq's Annual Report on Form 10-K for the period ended December 31, 2001. The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of HP that would have been reported had the merger been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of HP.

                                                                     As of or For the Twelve Months
                                                                         Ended October 31, 2001
                                                               -----------------------------------------
                                                                                         Pro Forma
                                                                                 ------------------------
                                                                                   HP and        Compaq
                                                                HP   Compaq/(1)/ Compaq/(2)/ Equivalent/(3)/
                                                               ----- ----------  ----------  --------------
                                                                              (Unaudited)
Net earnings (loss) per share from continuing operations/(4)/:
   Basic...................................................... $0.32   $(0.81)     $(0.34)       $(0.22)
   Diluted.................................................... $0.32   $(0.81)     $(0.34)       $(0.22)
Book value per share at period end/(5)/....................... $7.20   $ 6.64      $12.22        $ 7.73
Cash dividends declared per share............................. $0.32   $ 0.10      $ 0.38        $ 0.24

--------
(1) Compaq historical per share data is as of or for the twelve months ended September 30, 2001.

(2) Because of different fiscal period ends, financial information for HP as of or for the year ended October 31, 2001 has been combined with financial information relating to Compaq as of or for the twelve months ended September 30, 2001.

(3) The Compaq equivalent pro forma combined per share amounts are calculated by multiplying HP combined pro forma share amounts by the exchange ratio in the merger of 0.6325 of a share of HP common stock for each share of Compaq common stock.

(4) Net earnings (loss) per share from continuing operations are presented before extraordinary item and cumulative effect of accounting change.

(5) Historical book value per share is computed by dividing stockholders' equity by the number of shares of HP or Compaq common stock outstanding. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of HP common stock outstanding.

                          UNAUDITED PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined consolidated balance sheet as of October 31, 2001 and the unaudited pro forma condensed combined consolidated statement of earnings for the year ended October 31, 2001 are based on the historical financial statements of HP and Compaq after giving effect to the merger as a purchase of Compaq by HP using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

     The unaudited pro forma condensed combined consolidated balance sheet as of October 31, 2001 is presented to give effect to the proposed merger as if it occurred on October 31, 2001 and, due to different fiscal period ends, combines the historical balance sheet for HP at October 31, 2001 and the historical balance sheet of Compaq at September 30, 2001. The unaudited pro forma condensed combined consolidated statement of earnings of HP and Compaq for the year ended October 31, 2001 is presented as if the combination had taken place on November 1, 2000 and, due to different fiscal period ends, combines the historical results of HP for the year ended October 31, 2001 and the historical results of Compaq for the twelve months ended September 30, 2001.

     Compaq's consolidated financial statements for the year ended December 31, 2001 included in its 2001 Annual Report on Form 10-K filed on January 30, 2002 included a cumulative effect of an accounting change and certain reclassifications as a result of adoption in the fourth quarter of 2001 of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products. The effect of this accounting change has not been reflected in the historical financial information of Compaq for the period ended September 30, 2001 included in these unaudited pro forma combined consolidated financial statements.

     Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of Compaq acquired in connection with the merger, based on their fair values as of the completion of the merger. Independent valuation specialists are currently conducting an independent valuation in order to assist management of HP in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined consolidated financial statements. A final determination of these fair values, which cannot be made prior to the completion of the merger, will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Compaq that exist as of the date of completion of the merger.

     Further, the unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as management of HP and Compaq are in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately will be recorded for severance or relocation costs related to Compaq employees, costs of vacating some facilities (leased or owned) of Compaq, or other costs associated with exiting activities of Compaq that would affect amounts in the pro forma financial statements. In addition, HP may incur significant restructuring charges upon completion of the merger or in subsequent quarters for severance or relocation costs related to HP employees, costs of vacating some facilities (leased or owned) of HP, or other costs associated with exiting activities of HP.

     The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of HP included in HP's Annual Report on Form 10-K for the year ended October 31, 2001 and of Compaq, included in Compaq's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of HP that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of HP.

     These unaudited pro forma condensed combined consolidated financial statements have been prepared based on preliminary estimates of fair values. They do not include liabilities resulting from integration planning which are not presently estimable as discussed above. Amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition to the receipt of the final valuation, the impact of ongoing integration activities, the timing of completion of the merger and other changes in Compaq's net tangible and intangible assets which occur prior to completion of the merger could cause material differences in the information presented.

     The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of HP included in HP's Annual Report on Form 10-K for the period ended October 31, 2001 and of Compaq, included in Compaq's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of HP that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of HP.

        Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                                of HP and Compaq

                                October 31, 2001
                                  (In millions)

                                                                    Historical
                                                            --------------------------    Pro Forma           Pro Forma
                                                                  HP         Compaq     Adjustments (1)       Combined
Assets                                                      ------------   -----------  ---------------      -----------
Current assets:
   Cash and cash equivalents .............................. $    4,197     $    3,940     $        -         $    8,137
   Short-term investments .................................        139              -              -                139
   Accounts receivable, net ...............................      4,488          4,780              -              9,268
   Financing receivables, net .............................      2,183          1,076              -              3,259
   Inventory ..............................................      5,204          1,582             50  (a)         6,836
   Other current assets ...................................      5,094          3,291              -              8,385
                                                            ----------     ----------     ----------         ----------
      Total current assets ................................     21,305         14,669             50             36,024
Property, plant and equipment, net ........................      4,397          3,244          1,100  (b)         8,741
Long-term investments and other assets ....................      6,126          4,224         (2,366) (c)         7,984
Amortizable intangible assets, net ........................         89          1,451          2,649  (d)         4,189
Goodwill and intangible assets with indefinite lives ......        667            220         11,363  (e)        12,250
                                                            ----------     ----------     ----------         ----------
      Total assets ........................................ $   32,584     $   23,808     $   12,796         $   69,188
                                                            ==========     ==========     ==========         ==========
Liabilities and stockholders' equity
Current liabilities:
   Notes payable and short-term borrowings ................ $    1,722     $    1,501     $        -         $    3,223
   Accounts payable .......................................      3,791          3,619              -              7,410
   Deferred revenue .......................................      1,867          1,170           (220) (f)         2,817
   Other accrued liabilities ..............................      6,584          4,493            150  (g)        11,227
                                                            ----------     ----------     ----------         ----------
      Total current liabilities ...........................     13,964         10,783            (70)            24,667
Long-term debt ............................................      3,729            600              -              4,329
Other liabilities .........................................        938          1,185          1,256  (h)         3,379
Total stockholders' equity ................................     13,953         11,240         11,610  (i)        36,803
                                                            ----------     ----------     ----------         ----------
      Total liabilities and stockholders' equity .......... $   32,584     $   23,808     $   12,796         $   69,188
                                                            ==========     ==========     ==========         ==========

----------
(1)  The letters refer to a description of the adjustments in Note 2.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

    Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
                                of HP and Compaq

                           Year ended October 31, 2001
                     (In millions, except per share amounts)

                                                                             Historical
                                                                      --------------------------
                                                                                                    Pro Forma           Pro Forma
                                                                           HP           Compaq    Adjustments (1)        Combined
                                                                      ------------   ------------ ---------------      -----------
Net revenue:
   Products ......................................................... $   37,498     $   29,834     $        -         $   67,332
   Services .........................................................      7,325          6,505              -             13,830
   Financing income .................................................        403            168              -                571
                                                                      ----------     ----------     ----------         ----------
      Total net revenue .............................................     45,226         36,507              -             81,733

Cost and expense:
   Cost of products sold (2) ........................................     28,370         23,485            110  (j)        51,965
   Cost of services .................................................      4,870          4,718              -              9,588
   Financing interest ...............................................        234            114              -                348
   Research and development .........................................      2,670          1,390              -              4,060
   Selling, general and administrative (2) ..........................      7,085          5,657             20  (b)        12,762
   Restructuring and related charges ................................        384            656              -              1,040
   Amortization of intangible assets ................................         12            302            298  (d)           612
   Amortization of goodwill .........................................        162             29              -                191
                                                                      ----------     ----------     ----------         ----------
      Total cost and expenses .......................................     43,787         36,351            428             80,566
                                                                      ----------     ----------     ----------         ----------
Earnings from operations ............................................      1,439            156           (428)             1,167
Interest and other, net .............................................       (737)        (2,116)             -             (2,853)
                                                                      -----------    -----------    ----------         -----------
Earnings (loss) from continuing operations before taxes .............        702         (1,960)          (428)            (1,686)
Provision (benefit) for taxes .......................................         78           (588)          (150) (k)          (660)
                                                                      ----------     ----------     ----------         ----------
Net earnings (loss) from continuing operations (3) .................. $      624     $   (1,372)    $     (278)        $   (1,026)
                                                                      ==========     ==========     ==========         ==========

Net earnings (loss) per share from continuing operations (3)

   Basic ............................................................ $     0.32     $    (0.81)                       $    (0.34)
                                                                      ==========     ==========                        ==========
   Diluted .......................................................... $     0.32     $    (0.81)                       $    (0.34)
                                                                      ==========     ==========                        ==========

Average number of shares and share equivalents:

   Basic ............................................................      1,936          1,689                             3,004
   Diluted ..........................................................      1,974          1,689                             3,004

----------

(1)  The letters refer to a description of the adjustments in Note 2.
(2) Historical amounts for amortization of intangibles and goodwill have been reclassified to separate line items.
(3) Net earnings (loss) and net earnings (loss) per share from continuing operations are presented before extraordinary items and cumulative effect of change in accounting principle.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

                 Notes to Unaudited Pro Forma Condensed Combined
                        Consolidated Financial Statements

1.   Basis of Pro Forma Presentation

     On September 4, 2001, HP and Compaq entered into a merger agreement which will result in Compaq becoming a wholly-owned subsidiary of HP in a transaction to be accounted for using the purchase method. The total estimated purchase price of approximately $24.0 billion includes HP common stock valued at $22.5 billion, assumed stock options with a fair value of $1.4 billion and estimated direct transaction costs of $150 million.

     The unaudited pro forma condensed combined consolidated financial statements provide for the issuance of approximately 1.1 billion shares of HP common stock, based upon an exchange ratio of 0.6325 of a share of HP common stock for each outstanding share of Compaq common stock as of September 30, 2001. The actual number of shares of HP common stock to be issued will be determined based on the actual number of shares of Compaq common stock outstanding at the completion of the merger. The average market price per share of HP common stock of $20.92 is based on an average of the closing prices for a range of trading days (August 30, August 31, September 4 and September 5, 2001) around the announcement date (September 3, 2001) of the proposed merger. Based on the total number of Compaq options outstanding at September 30, 2001, HP would assume options to purchase approximately 171.7 million shares of HP common stock at a weighted average exercise price of $37.26. The actual number of options to be assumed will be determined based on the actual number of Compaq options outstanding at the completion of the merger. The fair value of the outstanding options was determined using a Black-Scholes valuation model. In accordance with the terms of Compaq's equity-based plans, all of Compaq's outstanding options which were granted prior to September 1, 2001 will vest upon Compaq shareowner approval of the merger. Options outstanding as of September 30, 2001 which were granted subsequent to August 31, 2001 are insignificant.

The estimated total purchase price of the Compaq merger is as follows (in millions):

     Value of HP common stock issued .................   $    22,450
     Assumption of Compaq options ....................         1,400
                                                         -----------
          Total value of HP securities ...............        23,850
     Estimated direct transaction costs ..............           150
                                                         -----------
     Total estimated purchase price ..................   $    24,000
                                                         ===========

     Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Compaq's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. Based on the preliminary independent valuation, and subject to material changes upon receipt of the final valuation and other factors as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in millions):

     Preliminary estimated purchase price allocation:

       Net tangible assets ........................................ $     9,260
       Amortization intangible assets:
           Customer contracts and lists, distribution agreements ..       2,400
           Developed and core technology, patents .................       1,500
           Other ..................................................         200
       Intangible assets with indefinite lives ....................       2,500
       Goodwill ...................................................       9,083
       Net deferred tax liability .................................      (1,943)
       In-process research and development ........................       1,000
                                                                    -----------
     Total preliminary estimated purchase price allocation ........ $    24,000
                                                                    ===========

     Of the total estimated purchase price, a preliminary estimate of $9.3 billion has been allocated to net tangible assets acquired and approximately $4.1 billion has been allocated to amortizable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statement of earnings.

     Developed technology, which comprises products that have reached technological feasibility, includes products in most of Compaq's product lines, principally the Compaq Himalaya, Proliant, Enterprise Storage Array, and AlphaServer products. Core technology and patents represent a combination of Compaq processes, patents and trade secrets developed through years of experience in design and development: clustering, fault tolerant systems, proprietary Alpha processor architecture, and storage area networks. Compaq's technology and products are designed for hardware, software, solutions and services, including enterprise storage and computing solutions, fault tolerant business critical solutions, communication products, and desktop and portable personal computers. This proprietary know-how can be leveraged by Compaq to develop new technology and improved products and manufacturing processes. HP expects to amortize the developed and core technology and patents on a straight-line basis over an average estimated life of 6 years.

     Customer contracts represent existing contracts that relate primarily to underlying customer relationships pertaining to the services provided by Compaq Global Services, including contractual Customer Services relationships, contractual Managed Services client relationships and contractual Systems Integration consulting client relationships. Customer lists and distribution agreements represent Compaq's relationships with its Enterprise and Personal Systems installed base, and agreements with Enterprise value-added resellers. HP expects to amortize the fair value of these assets, on a straight-line basis over an average estimated life of 9 years.

     Of the total estimated purchase price, approximately $11.6 billion has been allocated to goodwill and intangible assets with indefinite lives. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Intangible assets with indefinite lives consist primarily of the estimated fair value allocated to the Compaq trade name. The assumption used in the preliminary valuation is that the Compaq trade name will not be amortized and will have an indefinite remaining useful life based on many factors and considerations, including the length of time that the Compaq name has been in use, the Compaq brand awareness and market position, and the assumption of continued use of the Compaq brand within HP's overall product portfolio. If HP management should change the assumption used in the valuation, amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated, and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets.

     In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

     Of the total estimated purchase price, a preliminary estimate of $1.0 billion has been allocated to in-process research and development and will be charged to expense in the period during which the merger is completed. Due to its non-recurring nature, the in-process research and development expense has been excluded in the unaudited pro forma condensed combined consolidated statement of earnings.

     Compaq is currently developing new products that qualify as in-process research and development in multiple product areas. Projects which qualify as in-process research and development represent those that have not yet reached technological feasibility. Technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development.

     Compaq is currently involved in numerous research and development projects, which are focused on developing new products, integrating new technologies, improving product performance and broadening features and functionalities. The principal research and development efforts of Compaq are directed within the Enterprise and Personal System businesses. There is a risk that these developments and enhancements will not be competitive with other products using alternative technologies that offer comparable functionality.

     The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Compaq and its competitors.

     The rates utilized to discount the net cash flows to their present value are based on Compaq's weighted average cost of capital. The weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets. Based on these factors, discount rates that range from 25%-42% were deemed appropriate for valuing the in-process research and development.

     The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. In addition, some projects which are currently in process may not be in process at completion of the merger and new projects may be started prior to completion of the merger which may be in process at the completion of the merger. Accordingly, actual results may vary from the projected results.

2.   Pro Forma Adjustments

     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Compaq's net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

     Intercompany balances or transactions between HP and Compaq were not significant. No pro forma adjustments were required to conform Compaq's accounting policies to HP's accounting policies. Certain reclassifications have been made to conform Compaq's historical amounts to HP's presentation.

     The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had HP and Compaq filed consolidated income tax returns during the periods presented.

     The unaudited pro forma condensed combined consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as management of HP and Compaq are in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately will be recorded for severance or relocation costs related to Compaq employees, costs of vacating some facilities (leased or owned) of Compaq, or other costs associated with exiting activities of Compaq that would affect amounts in the pro forma financial statements. In addition, HP may incur significant restructuring charges upon completion of the merger or in subsequent quarters for severance or relocation costs related to HP employees, costs of vacating some facilities (leased or owned) of HP, and other costs associated with exiting activities of HP.

     HP has not identified any preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

     The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

     (a) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of Compaq's inventory.

     (b) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of Compaq's property, plant and equipment and the resulting adjustment to depreciation expense, as follows (in millions):

                                                               Preliminary                    Increase in       Useful
                                                 Historical        Fair                         Annual           Life
                                                   Amount          Value         Increase     Depreciation      (Years)
                                                 ----------    -----------      ---------     ------------      -------
Land ........................................... $     315      $     425       $     110      $      --         n/a
Buildings ......................................       935          1,465             530             23          23
Machinery & equipment ..........................     1,994          2,454             460             57         2-10
                                                 ---------      ---------       ---------      ---------
   Total property, plant and equipment ......... $   3,244      $   4,344       $   1,100      $      80
                                                 =========      =========       =========      =========

     (c) Adjustments to reflect certain other long-term assets of Compaq at a preliminary estimate of their fair values:

          Pension assets ............................................................................ $    (604)
          Valuation allowance related to deferred tax assets ........................................      (710)
          Reclassification to offset the deferred tax assets against deferred tax liabilities .......    (1,052)
                                                                                                      ---------
                                                                                                      $  (2,366)
                                                                                                      =========

          The adjustment to the valuation allowance related to Compaq's net deferred tax assets is based on a preliminary estimate of the tax assets which can be utilized by the combined company. Upon the finalization of the combined company's legal entity structure and the restructuring plans, the valuation allowance may be adjusted further to reflect the combined company's ability to utilize certain foreign net operating loss carryforwards and certain other tax losses and credits.

     (d) Adjustments to reflect the preliminary estimate of the fair value of amortizable intangible assets and the resulting increase in amortization expense, as follows (in millions):

                                                               Preliminary                    Increase in       Useful
                                                Historical         Fair                         Annual           Life
                                                  Amount          Value         Increase     Depreciation      (Years)
                                                ----------     -----------      ---------    ------------      -------
Customer contracts and lists, distribution
   agreements .................................. $     948      $   2,400       $   1,452      $     187         4-10
Developed and core technology, patents .........       430          1,500           1,070             87         3-10
Other ..........................................        73            200             127             24         2-10
                                                 ---------      ---------       ---------      ---------
                                                 $   1,451      $   4,100       $   2,649      $     298
                                                 =========      =========       =========      =========

     (e) Adjustments to reflect the preliminary estimate of the fair value of goodwill and intangible assets with indefinite lives, as follows (in millions):

                                                                                          Preliminary
                                                                         Historical          Fair
                                                                           Amount           Amount           Increase
                                                                         ----------       -----------        --------
Intangible assets with indefinite lives ................................  $     -           $ 2,500          $ 2,500
Goodwill ...............................................................      200             9,083            8,863
                                                                          -------           -------          -------
                                                                          $   220           $11,583          $11,363
                                                                          =======           =======          =======

     (f) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of Compaq's deferred revenue.

     (g)  Adjustment to reflect the estimated direct transaction costs.

     (h) Adjustments to deferred income taxes and other liabilities (in millions):

          To reflect the deferred tax liability primarily resulting from the
            pro forma adjustments related to intangible assets ...................... $    1,943
          Reclassification to offset the deferred tax assets against
            deferred tax liabilities ................................................     (1,052)
          To reflect pension liabilities at a preliminary estimate of their
            fair values .............................................................        365
                                                                                      ----------
                                                                                      $    1,256
                                                                                      ==========

     (i)  Adjustments to stockholders' equity (in millions):

          To record the estimated value of HP shares to be issued and Compaq
            options to be assumed in the transaction ................................ $   23,850
          To record the preliminary estimate of the fair value of in-process
            research and development ................................................     (1,000)
          To eliminate Compaq's historical stockholders' equity .....................    (11,240)
                                                                                      ----------
                                                                                      $   11,610
                                                                                      ==========

     (j)  Adjustments to cost of products sold and services (in millions):

          To record the related costs of products sold resulting from the
            increase in inventory to its estimated fair value ....................... $       50
          To record the related depreciation expense resulting from the fair value adjustment to property, plant and equipment as noted in
            (b) above ...............................................................         60
                                                                                      ----------
                                                                                      $      110
                                                                                      ==========

     (k) Adjustment to record the income tax effect of the pro forma adjustments.

3.   Pro Forma Earnings Per Share

     The pro forma basic and diluted earnings per share are based on the weighted average number of shares of HP common stock outstanding and weighted average number of Compaq common stock outstanding multiplied by the exchange ratio. All HP historical and pro forma per-share amounts reflect the retroactive effects of all HP stock splits including the two-for-one stock split in the form of a stock dividend effective October 27, 2000.